Exhibit 13.(a).1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alon Blue Square Israel Ltd. (the “Company”) on Form 20-F for the period ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:  /s/ Israel Yaniv

Israel Yaniv

Chief Executive Officer

By:  /s/ Avigdor Kaplan

Avigdor Kaplan

Chairman of the Board of Directors

By:  /s/ Yehuda van der Walde

Yehuda van der Walde

Chief Financial Officer

Date: May 13, 2016